Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Pop N Go, Inc. on Form S-8 of our report, dated February 5, 2002, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of Pop N Go, Inc. for the year ended September 30, 2001.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
    --------------------------------------
    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 10, 2002